Exhibit 23.2

                         INDEPENDENT AUDITOR'S CONSENT


     We consent to the incorporation by reference in the registration statement on Form S-8 of Medical Dynamics, Inc. of our report dated December 29, 1998, on our audits of the consolidated financial statements of Medical Dynamics, Inc. as of September 30, 1998, and for each of the two years in the period ended September 30, 1998, which report is included in the Company's Annual Report on Form 10-KSB/A1 for the Fiscal Year Ended September 30, 1998.



HEIN + ASSOCIATES LLP


Denver, Colorado
April 16, 1999